As filed with the Securities and Exchange Commission on August 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILACRON HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	80-0798640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10200 Alliance Road, Suite 200 Cincinnati, OH	45242
(Address of Principal Executive Offices)	(Zip Code)

Milacron Holdings Corp. 2015 Equity Incentive Plan, as Amended and Restated

(Full Title of Plan)

Hugh C. O’Donnell

Vice President, General Counsel and Secretary

10200 Alliance Road, Suite 200

Cincinnati, OH 45242

(Name and address of agent for service)

(513) 487-5000

(Telephone number, including area code, of agent for service)

With a copy to:

Craig E. Marcus

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000 (Phone)

(617) 951-7050 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, reserved for issuance pursuant to the 2015 Equity Incentive Plan, as Amended and Restated	4,075,000	$20.22(2)	$82,396,500	$10,258.36

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities as may issuable under the 2015 Equity Incentive Plan, as Amended and Restated (the “Plan”), by reason of any stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Based on Rules 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of Milacron Holdings Corp. (the “Registrant”) common stock, par value $0.01 per share (“Common Stock”), as reported on the New York Stock Exchange on July 30, 2018, which were $20.56 and $19.87, respectively.

EXPLANATORY NOTE

This registration statement on Form S-8 registers 4,075,000 additional shares of Common Stock of the Registrant that may be issued pursuant to awards under the Plan.

PART I

As permitted by Rule 428 under the Securities Act, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants of the Plan, as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•

The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-203231), in which there is set forth the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

•	The Registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2018;

•	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 3, 2018 and August 2, 2018;

•	The information in the Registrant’s proxy statement filed on March 19, 2018, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 2, 2018, April 25, 2018, May 3, 2018, and July 31, 2018; and

•

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-203231), which description is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on June 19, 2015, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Milacron Holdings Corp. (incorporated by reference from Exhibit 3.1 to Form 8-K filed on June 30, 2015).

4.2	Amended and Restated By Laws of Milacron Holdings Corp. (incorporated by reference from Exhibit 3.2 to Form 8-K filed on June 30, 2015).

4.3	Milacron Holdings Corp. 2015 Equity Incentive Plan, as Amended and Restated (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 2, 2018).

4.4	Form of Director Restricted Stock Award Agreement (incorporated by reference from Exhibit 10.16 to Form S-1/A filed on June 11, 2015).

4.5	Form of Restricted Stock Award Agreement (incorporated by reference from Exhibit 10.17 to Form S-1/A filed on June 11, 2015).

4.6	Form of Stock Option Award Agreement (incorporated by reference from Exhibit 10.18 to Form S-1/A filed on June 11, 2015).

4.7	Form of Restricted Stock Award Agreement (incorporated by reference from Exhibit 10.3 to Form 10-Q filed on August 3, 2017).

4.8	Form of Performance Stock Unit Award Agreement (incorporated by reference from Exhibit 10.4 to Form 10-Q filed on August 3, 2017).

5.1	Legal Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on August 2, 2018.

Milacron Holdings Corp.

By:	/s/ Bruce Chalmers
Name:	Bruce Chalmers
Title:	Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Tom Goeke, Bruce Chalmers and Hugh C. O’Donnell or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 2, 2018.

Signature	Title

/s/ Tom Goeke Tom Goeke	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Bruce Chalmers Bruce Chalmers	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Ira Boots Ira Boots	Director

/s/ Timothy Crow Timothy Crow	Director

/s/ Waters Davis Waters Davis	Director

/s/ Jim Gentilcore Jim Gentilcore	Director

/s/ Gregory Gluchowski, Jr. Gregory Gluchowski, Jr.	Director

/s/ Jim Kratochvil Jim Kratochvil	Director

/s/ David Reeder David Reeder	Director

/s/ Rebecca Lee Steinfort Rebecca Lee Steinfort	Director

/s/ Timothy Walsh Timothy Walsh	Director